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                                                                     EXHIBIT 4.2

           NUMBER                   INCO                       SHARES
            0001                    HOMES                     **2,340**

THIS CERTIFIES THAT

                          NORRIS LIVING TRUST
                          17555 WEDDINGTON STREET
                          ENCINO, CA 91316

IS THE OWNER OF
                    **TWO THOUSAND THREE HUNDRED FORTY**

FULLY AND PAID AND NON-ASSESSABLE SHARES OF THE SERIES A CUMULATIVE PREFERRED STOCK PAR VALUE OF $0.01 PER SHARE OF
                            INCO HOMES CORPORATION

HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

     This certificate and the shares represented thereby shall be held subject to all of the provisions of the Certificate of Incorporation and the By-laws of said Corporation, a copy of each of which is on file of the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and By-laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
     Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designations thereof; and a copy of the powers, designations, preferences and relative, participation, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights and the By-laws.
THE ADDRESS OF THE PRINCIPAL OFFICE OF THE CORPORATIONS IS
        WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.
DATED:  DECEMBER 30, 1997

      SECRETARY                                        PRESIDENT

/s/ LYNN C. PARKES                               /s/ IRA C. NORRIS

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND
MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.









      For Value Received,______hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE


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--------------------------------------------------------------------- Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

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to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

      Dated                      19
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           In presence of

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